UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 8, 2005

Lodgian, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14537	52-2093696
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3445 Peachtree Road, NE, Suite 700, Atlanta, Georgia		30326
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	404-364-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02 Termination of a Material Definitive Agreement.

On September 8, 2005, W. Thomas Parrington resigned as a member of the Board of Directors and Chief Executive Officer of Lodgian, Inc. (the "Company"). The resignation caused the employment agreement dated December 18, 2003 between Mr. Parrington and the Company, as amended, to terminate.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 8, 2005, W. Thomas Parrington resigned as a member of the Board of Directors and Chief Executive Officer of Lodgian, Inc. (the "Company"). On the same date, the Board of Directors appointed Edward J. Rohling as Chief Executive Officer of the Company. Mr. Rohling was previously appointed President on July 15, 2005. The Board of Directors also appointed Mr. Rohling to the Company's Board of Directors effective September 8, 2005. A copy of the press release dated September 12, 2005 is attached as Exhibit 99.1.

The information in this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1943 or otherwise subject to the liabilities of that section. Furthermore, the information in this Report on Form 8-K, including the exhibit, shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933 regardless of any incorporation language in such filings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lodgian, Inc.

September 12, 2005	By:	Daniel E. Ellis

Name: Daniel E. Ellis
Title: Senior Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release of Lodgian, Inc. dated September 12, 2005